Exhibit 23.07

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

     I hereby consent to the reference to me as a prospective director of CareMatrix Corporation where it appears in this Registration Statement, including the Prospectus constituting a part thereof, and any amendments.

                              /s/Stephen E. Ronai
                                 Stephen E. Ronai